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                           HILLS STORES COMPANY

                        1995 CASH-ONLY RIGHTS PLAN


1.  PURPOSE.
    -------
    The purpose of this plan (the "Plan") is to secure for Hills Stores Company (the "Company") and its subsidiaries the benefits arising from the continued services of certain key executives who are expected to contribute to the Company's and such subsidiaries' future growth and success. Except where the context otherwise requires, the "Company" shall include all present and future subsidiaries of the Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.  TYPES OF RIGHTS AND ADMINISTRATION.

    (a) TYPES OF RIGHTS. This Plan relates to cash-only rights (the "Rights") intended to meet all of the provisions of Rule 16a-1(c)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16a-1(c)(3)(i)"). Each Right shall entitle the recipient, upon exercise thereof, to receive within ten days of such exercise an amount in cash per Right calculated as set forth in Section 4 below. To the extent that the Plan or the Rights granted hereunder do not comply with the provisions of Rule 16a-1(c)(3)(i), the Plan and/or the Rights granted hereunder shall be amended or modified to the extent required to so comply, without any further action by the Company or any recipient of such Rights.

    (b) ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2) promulgated under the Exchange Act or any successor rule. The Compensation Committee shall have authority, subject to the express provisions of the Plan, to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective grants under the Plan, and to make all other determinations which are, in the reasonable judgment of the Compensation Committee, necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any grant hereunder in the manner and to the extent it shall deem necessary to carry the Plan into effect and it shall be the sole and final judge of such expediency.

3. GRANTS. Rights shall be and hereby are granted to those individuals set forth in EXHIBIT A hereto, in the amounts set

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    forth opposite their names on said EXHIBIT A.  Those rights on
    EXHIBIT A labeled "one year rights" shall terminate and expire and be of no further force and effect if not exercised on or before 5:00 p.m., Boston time, on July 8, 1996. Those rights on EXHIBIT A labeled "90-day rights" shall terminate and expire and be of no further force and effect if not exercised on or before 5:00 p.m., Boston time, on the earlier of (i) the day next preceding the tenth anniversary of the date of the adoption of this Plan by the Compensation Committee (ii) 90 days after the date of the termination of employment of the recipient thereof with the Company, if such termination is on account of the death or disability of the recipient, or such termination is by the Company without Cause (as defined in the recipient's employment agreement) or by the recipient for Good Reason (as defined in the recipient's employment agreement) or by the Company or the recipient for any reason following a Change in Control (as defined in the recipient's employment agreement) or (iii) at the time of termination of employment of the recipient, if such termination is by the Company for Cause or by the recipient without Good Reason, in each case prior to the occurrence of a Change in Control. For all purposes of the Plan, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations) promulgated under the Code.

    No additional rights are or may be granted pursuant to the Plan.

4. EXERCISE OF RIGHTS. A recipient of a Right granted hereunder may exercise such Right in whole or in part at any time prior to the expiration of such Right by providing written notice to the Treasurer of the Company, specifying the number of Rights being exercised and the computation of amounts payable upon exercise of such Right; provided that no recipient shall exercise any Right granted hereunder at any time when such recipient is an officer or director of the Company if the purchase or sale of the Company's common stock at such time would be prohibited by any Company policy applicable to all officers and directors of the Company. The computation of the amounts so payable shall be determined by determining the difference (if any) per Right between (x) "Fair Market Value" per share (as defined below) of the Company's common stock and
    (y) the "base value" of the Right (as set forth in  EXHIBIT
    A). "Fair Market Value" of a share of the Company's common stock shall mean the reported closing sales price on the next business day immediately following the date the Right is exercised or, in case no such sale takes place on such date, the highest closing bid quotation on the principal United States securities exchange registered under the Exchange Act on which such stock is listed on such date, or if such stock is not listed on any such exchange, the Nasdaq National Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith; provided that, if the base value shall equal or exceed the Fair Market



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    Value as so determined, such exercise shall be deemed
    rescinded AB INITIO and the recipient may thereafter exercise such Right subject to the terms of this Plan. Following any tender offer, merger, consolidation, reorganization or similar event resulting in a Change in Control or the delisting of the Company's common stock under Section 12 of the Exchange Act, Fair Market Value shall be equal to the Fair Market Value immediately prior to consummation of such tender offer, merger, consolidation, reorganization or similar event or, in the case of any series of such events that are part of a single scheme, the first of such events.

5. NONTRANSFERABILITY OF RIGHTS. Rights granted hereunder shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except Rights granted hereunder may be transferred (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.

6. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or in any grant shall confer upon any recipient of a Right granted hereunder any right with respect to the continuation of his or her employment by the Company or interfere in any way with the ability of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient of any Right.

7. WITHHOLDING. The Company may deduct from payments otherwise due hereunder any federal, state or local taxes of any kind required by law to be withheld from the recipient upon exercise of Rights granted hereunder.

8. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of the Company's common stock are increased, decreased or exchanged for a different number or kind of shares of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of the Company's common stock, an appropriate and proportionate adjustment shall be made in the number and base value of each Right outstanding under the Plan.

9. MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Company's common stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Company, or any corporation assuming the obligations of the Company, shall provide that all outstanding Rights shall be assumed by the acquiring or succeeding corporation (or an affiliate thereof).

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10.  EFFECTIVE DATE AND DURATION OF THE PLAN.  The Plan shall become effective when adopted by the Compensation Committee. The Plan shall terminate at 5:00 p.m., Boston time, on the earlier of (i) the day next preceding the tenth anniversary of the date of its adoption by the Compensation Committee or (ii) the date on which all Rights granted under the Plan have terminated or been exercised in full.


                                   Adopted by the Compensation
                                   Committee of the Board of
                                   Directors on August 16, 1995.




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                                  Exhibit A
                                  ----------

Recipient              One Year Rights          90-Day Rights
---------              ---------------          -------------

William Friend      26,500 Rights with       12,500 Rights with
                    base value of $18.49     base value of $20.125
                    per share                per share

E. Jackson Smailes  72,000 Rights with       50,000 Rights with
                    base value of $18.56     base value of $20.125
                    per share                per share

Robert Stevenish    72,000 Rights with       50,000 Rights with
                    base value of $18.56     base value of $20.125
                    per share                per share

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